Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A17 of our report dated September 7, 2023, relating to the financial statements of Elephant Oil Corp. for the years ended June 30, 2023 and 2022 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

September 20, 2023